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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported)    June 18, 1996

                      ELECTRONIC DATA SYSTEMS CORPORATION
            (Exact name of registrant as specified in its charter)

     Delaware                      01-11779                       75-2548221
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)
                               5400 Legacy Drive
                            Plano, Texas 75024-3105
                   (Address of principal executive offices,
                              including zip code)

Registrant's telephone number, including area code  (214) 604-6000


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ITEM 5.  OTHER EVENTS.

          On June 18, 1996, Electronic Data Systems Corporation, a Delaware corporation ("EDS"), announced that its Board of Directors has approved actions likely to result in an increase for previously announced second quarter charges and that EDS now estimates the aggregate total of the pre-tax non-recurring charge will be approximately $850 million. EDS also announced that its Board of Directors has adopted a dividend policy under which EDS would pay quarterly dividends of $0.15 per share through the end of 1996. A copy of the press release is attached as Exhibit 99(a) hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  EXHIBITS

      EXHIBIT
      NUMBER     DESCRIPTION OF DOCUMENT
      ------     -----------------------

      99(a) Press Release of Electronic Data Systems Corporation dated June 18, 1996

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ELECTRONIC DATA SYSTEMS
                                         CORPORATION



                                    By:        D. Gilbert Friedlander
                                       --------------------------------------
                                    Name:   D. Gilbert Friedlander
                                    Title:  Senior Vice President

June 18, 1996

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